Exhibit 10.14

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (hereinafter called the "Amendment")  is  made  and entered into effective as of January 3, 2019, by and between Beechnut FEC LLC ("Lessor"), and Vroom, Inc. (hereinafter called "Lessee").

WHEREAS Lessor and Left Gate Property Holding, Inc. d/b/a Texas Direct Auto entered into that certain Lease Agreement, dated May 21, 2011 (the "Lease") for the lease of certain properties  whose addresses  are: (i) 12002 Southwest  Freeway,  Stafford,  Texas;  (ii)  l 1000  Dorrance  Lane,  Meadows  Place,  Texas  77477; and  (iii) I 1000 Dorrance Lance, Meadows Place, Texas, (all three tracts collectively called the "Leased Premises" in the Lease);

WHEREAS the Lessee has succeeded to all of the rights of Left Gate Property Holding, Inc. d/b/a Texas Direct Auto under the lease;

AND WHEREAS Lessor and Lessee desire to further amend the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Lease as follows:

1 .     The primary term of the Lease is hereby extended for an additional period of twenty-nine (29) months at the same base rent of Sixty-Five Thousand and No/100 ($65,000.00) per month.  Accordingly, Section 1.0l of the Lease is hereby amended to substitute: "one hundred twenty-seven (127)" in place of "ninety-eight (98)" appearing in the first line of Section 1.01. Section 3.01 of the Lease is hereby amended to substitute: "one hundred twenty-five (125)" in place of "Ninety-Six (96)" appearing in the 3rd and 4th line of Section 3.01; and "one hundred twenty-four (124)" in place of "ninety-five (95)" appearing in the last line of Section 3.01.

2.

The Lessee shall not have any option to renew the Lease. Accordingly, Article 4 of the Lease shall be deemed to have been intentionally deleted from the Lease. Likewise, the Lessee shall not have any right of first refusal to purchase the Leased Premises or any option to purchase the Leased Premises. Accordingly, Article 25 of the Lease shall be deemed to have been intentionally deleted from the Lease.

3.

The Lessee shall solely be responsible to pay any and all broker fee or commission, if any, payable to any broker in connection with the twenty-nine (29) month extension of the term of the Lease and agrees to indemnify and hold Lessor harmless from and against any and all claims, obligations, liabilities or causes of action that arise because of any failure to pay any such brokerage fee or commission.

4.

The Lessee acknowledges that Lessor will require the financial statements of the Lessee in connection with refinancing of the loan that is secured by the Leased Premises. To that end, the Lessee agrees that upon request of Lessor, which request shall not be made more than once during the extended term of the Lease, the Lessee shall promptly furnish to Lessor its financial statements (including a balance sheet and income and expense statement), provided however, that prior to delivery of the financial statements, the Lessor and Lessee shall enter into a confidentiality and non-disclosure agreement in such form as is satisfactory to the Lessee, whereby Lessor shall agree to keep such financial information confidential and not to disclose same except to Lessor's lender, accountants and attorneys (after such lender or other individuals have signed appropriate confidential and non-disclosure agreements).

5.

The Lease (as modified by this Amendment including the extension  of the primary term) and all obligations of Lessee's as contained in the Lease (as modified by this Amendment) are specifically conditioned upon Lessee's ability to obtain all city, county and/or state permits and other required approvals from any governmental or municipal authorities as necessary to use and operate the  Leased  Premises  for  the permitted use for the entire term (as extended under this Amendment) including obtaining any required extensions and/or renewals of the Special Use Permit pursuant to that certain Development Agreement between the City of Meadows Place, Texas and  Lessee's  predecessor-in-interest. This Amendment shall in no way waive, limit or restrict Lessee's rights under the Lease in the event Lessee is unable to operate (or obtain all required permits and approvals required to operate) in the Leased Premises (including without limitation Lessee's right to terminate the Lease (and this Amendment) as set forth in Section 7.07 and Section 19.01 of the Lease).

6.

The Lease (as modified by this Amendment including the extension of the primary term) and all obligations of Lessee's as contained in the Lease (as modified by this Amendment) are further conditioned upon Lessee's ability to obtain a lease amendment from the adjacent tract owner Sohani Heritage Trust extending the term of Lessee's lease of such adjacent tract.

7.

The parties hereby further agree and acknowledge that Lessee shall not be obligated to pay or deposit any additional security deposit in connection with this Amendment or the extension of the primary term as set forth herein.

8.	All of the terms of the Lease shall remain in full force and effect except as amended hereby.
9.

This Amendment shall be binding upon the parties and their respective successors and assigns. This Amendment may be executed in multiple originals or counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same document. A copy or facsimile of this Amendment shall have the same force and effect as that of an original.

above.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written

Lessor:

BEECHNUT FEC, LLC

By:  /s/ Asma Khan

Name: Asma Khan

Title: President

Lessee:

VROOM, INC.

By:/s/ C. Denise Stott

C. Denise Stott

SVP, People & Culture